UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 27, 2004

Date of Report (Date of earliest event reported):

LNR PROPERTY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13223	65-0777234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 Washington Avenue, Suite 800, Miami Beach, Florida (Address of Principal Executive Offices)	33139 (Zip Code)

(305) 695-5500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name of Former Address, if Changed Since Last Report)

Item 2.	Acquisition or Disposition of Assets.

On January 27, 2004, NWHL Investment LLC. (“NWHL”), which is 50% owned by Lennar Corporation (“Lennar”) and 50% owned by LNR Property Corporation (“LNR”), acquired The Newhall Land and Farming Company (“Newhall Land”) by merging a wholly owned subsidiary of NWHL into Newhall Land in a transaction in which NWHL and a wholly owned subsidiary became the sole members of Newhall Land and Newhall Land unitholders received, for each Newhall Land unit they owned, $40.50 per unit in cash. The payments to Newhall Land unitholders (including payments for options that had not yet been exercised) total approximately $1 billion.

At the same time that NWHL acquired Newhall Land, the venture sold a group of income producing properties to LNR for approximately $217 million and Lennar agreed to purchase 687 homesites, and obtained options to purchase 623 homesites, from the venture.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not Applicable

(b) Pro Forma Financial Information.

Not Applicable

(c) Exhibits.

2.1	Agreement and Plan of Merger dated July 21, 2003, by and among The Newhall Land and Farming Company, Lennar Corporation, LNR Property Corporation, NWHL Investment LLC and NWHL Acquisition, L.P.

99.1	Press Release dated January 27, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2004

By:	/s/ Shelly Rubin

Name: Shelly Rubin
Title: Vice President and Chief Financial Officer (Principal Financial Officer)

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EXHIBIT INDEX

Exhibit No.	Exhibit

2.1*	Agreement and Plan of Merger dated July 21, 2003, by and among The Newhall Land and Farming Company, Lennar Corporation, LNR Property Corporation, NWHL Investment LLC and NWHL Acquisition, L.P.

99.1	Press Release, dated January 27, 2004.

*	Incorporated herein by reference to the Company’s Form 10-Q for the quarterly period ended August 31, 2003.

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